EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (“Agreement”) dated as of March 25, 2010, between RAIT FINANCIAL TRUST, a Maryland real estate investment trust, (the “Company”), and UNITED EQUITIES COMMODITIES COMPANY, a New York general partnership (“United”).

W I T N E S S E T H:

WHEREAS, United desires to exchange a 6.875% Convertible Senior Note due 2027 of the Company in the face amount of $47,000,000 (the “Convertible Note”) for the following: (i) a 10.0% Senior Secured Convertible Note due 2014 of the Company (the “Senior Note”), (ii) 1,500,000 common shares of beneficial interest of the Company (the “Common Shares”) and (iii) $6,000,000 in cash (the “Cash Consideration”) (the Senior Note, the Common Shares and the Cash Consideration are hereinafter sometimes collectively referred to as the “Exchange Consideration”), and the Company desires to exchange the Exchange Consideration for the Convertible Note;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

The Exchange

Section 1.1 Exchange. Upon the terms and conditions set forth in this Agreement, United shall exchange with the Company the Convertible Note for the Exchange Consideration, and the Company shall exchange with United the Exchange Consideration for the Convertible Note. The Senior Note portion of the Exchange Consideration shall be substantially in the form annexed hereto as Exhibit A. In addition to the Exchange Consideration, the Company shall pay to United an amount, in cash, equal to any accrued but unpaid interest on the Convertible Note through (but excluding) the Closing Date (the “Convertible Note Accrued Interest”).

Section 1.2 The Closing.

(a) Timing. Subject to the fulfillment or waiver of the conditions set forth in Article III hereof, the exchange of the Convertible Note for the Exchange Consideration shall take place at a closing (the “Closing”) at the offices of Ledgewood, 1900 Market Street, Philadelphia, Pennsylvania 19103 at 10:00 a.m. on March 25, 2010 or such other date as United and the Company may agree upon (the “Closing Date”).

(b) Deliveries. On the Closing Date, the United shall deliver the Convertible Note to the Company through the Depository Trust Corporation (“DTC”) to an account designated by the Company. On the Closing Date the Company shall deliver to United (i) for the cash portion of the Exchange Consideration, and for the Convertible Note Accrued Interest, a wire transfer of immediately available funds to an account designated in writing by United; (ii) for the portion of the Exchange Consideration consisting of the Senior Note, physical delivery of a fully executed Senior Note to United or its designated representative; (iii) for the portion of the Exchange Consideration consisting of the Common Shares, delivery of the Common Shares through DTC to an account designated by United; and (iv) the Transaction Documents (as such term is defined in Section 2.1(c)), executed by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement or the Transaction Documents at or prior to the Closing.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Seller as of the date hereof and the Closing Date:

(a) Organization. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

(b) Subsidiaries. Each of RAIT Asset Holdings III, LLC and RAIT Asset Holdings III Member, LLC (each a “Subsidiary” and collectively, the “Subsidiaries”) is a wholly-owned direct or indirect subsidiary of the Company. There are no liens, mortgages, pledges, charges, encumbrances, adverse claims or other security interests (“Liens”) upon or with respect to the ownership interest of each Subsidiary held by the Company directly and/or, as the case may be, indirectly through any intermediate subsidiary of the Company.

(c) Authorization; Enforcement. (i) The Company has all requisite trust power and authority to enter into and perform this Agreement, and the Senior Note, and the other agreements and documents referred to therein and to issue the Senior Note and the Common Shares in accordance with the terms hereof, (ii) each Subsidiary has all requisite limited liability company power and authority to enter into and perform its Guaranty (each, a “Guaranty”), and (with respect to RAIT Asset Holdings III LLC) a Securities Account Agreement (the “Securities Account Agreement”) among it, United and Wilmington Trust Company and (with respect to RAIT Asset Holdings III Member, LLC) the Subsidiary Collateral Pledge Agreement (the “Pledge Agreement”) in favor of United, and the other agreements and documents referred to therein to be executed and delivered by it (the Senior Note, the Guaranties, the Securities Account Agreement, the Pledge Agreement and such other documents and agreements referred to therein, collectively, the “Transaction Documents”), (iii) the execution and delivery of this Agreement and the Transaction Documents by the Company or the Subsidiaries, as applicable, and the consummation by each of them of the transactions contemplated thereby, including the issuance of the Senior Note and the Common Shares, have been duly authorized by all necessary trust or limited liability company action (including action by the board of trustees of the Company), and no further consent or authorization of the Company or its shareholders, or any Subsidiary or its members, is required, (iv) this Agreement and the Transaction Documents have been, or at the Closing will be, duly executed and delivered by the Company and the Subsidiaries, as applicable and (v) assuming due execution and delivery of this Agreement by United (and due execution and delivery of the Securities Account Agreement by Wilmington Trust Company), the Transaction Documents constitute, or at the Closing will constitute, valid and binding obligations of the Company and each of the Subsidiaries, as applicable, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which they are parties by the Company and each Subsidiary and the consummation by the Company and each Subsidiary of the transactions contemplated hereby and thereby and the issuance of the Senior Note and the Common Shares will not (i) result in a violation of the Company’s Declaration of Trust or other organizational documents or the certificates of formation and limited liability company agreements of the Subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, either Subsidiary or any of their subsidiaries is a party, except as would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company that is (either alone or together with all other adverse effects) material to the Company, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby. Except as specifically contemplated by this Agreement, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, or (in the case of the Company) to issue the Senior Note and the Common Shares, in accordance with the terms hereof or thereof.

(e) Brokers. Neither the Company nor any Subsidiary has taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company, such Subsidiary or United relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

Section 2.2 Representations and Warranties of United. United hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a) 1933 Act Exemption. United understands that the Common Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States and that the exchange provided for in this Agreement is being made in reliance on an exemption from such registration pursuant to Section 3(a)(9) of the 1933 Act.

(b) No Commission. United has received no commission or remuneration from the Company, or the Subsidiaries, nor from RAIT Asset Holdings, LLC or RAIT Partnership, L.P. (subsidiaries of the Company which are guarantors of the Convertible Note (the “Guarantors”) or from anyone acting on behalf of the Company, the Subsidiaries or the Guarantors. The Holder was not solicited by anyone on behalf of the Company, the Subsidiaries or the Guarantors to enter into this Agreement or to consummate the transaction contemplated by this Agreement, and United has not solicited any other holder of the outstanding Convertible Notes to participate in a similar transaction.

(c) Non-Affiliation. United is not, and has never been, an affiliate of the Company, the Subsidiaries or the Guarantors (and no partner or affiliate of United has ever served as a trustee or officer of the Company, the Subsidiaries or the Guarantors, or has ever been under the control of any trustee or officer of the Company, the Subsidiaries, or the Guarantors) and does not own, directly or indirectly, alone or with affiliates, five percent (5%) or more of either the outstanding common shares of beneficial interest or the voting power of the Company.

(d) Ownership Limitation. United understands that the Company’s declaration of trust prohibits any person from owning more than 8.3% of the Company’s outstanding common shares of beneficial interest and provides that any transfer in violation of that limitation will be void and that shares held by a person that exceed the ownership limitation are automatically transferred to a trust for resale. Upon consummation of the transactions provided for in this Agreement, United, its partners, and their respective affiliates will not in the aggregate own more than 8.3% of the Company’s outstanding common shares of beneficial interest.

(e) Accredited Investor Status; Sophisticated Purchaser. United is an “accredited investor” as that term is defined in Rule 501(a) under the 1933 Act and is able to bear the risk of its investment in the Senior Note and the Common Shares. United is a “qualified purchaser” as that term is defined in the Investment Company Act of 1940, as amended. United has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Senior Note and the common shares.

(f) Information. United and its advisors have been furnished with all materials relating to the Senior Note, the Common Shares and the business, finances and operations of the Company which have been requested by United. United and its advisors have been afforded the opportunity to ask questions of, and receive answers from, the Company. Neither such inquiries nor any other due diligence investigations conducted by United or its advisors or its representatives shall modify, amend or affect United’s right to rely on the Company’s representations and warranties contained in Section 2.1 above. United understands that its investment in the Senior Note and the Common Shares involves a high degree of risk. United has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Senior Note and the Common Shares. United has not sought nor received from the Company any investment, legal, tax, accounting or other advice regarding the transactions contemplated by the Transaction Documents.

(g) No Governmental Review. United understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Senior Note or the Common Shares, or the fairness or suitability of an investment in the Senior Note or Common Shares, nor have such authorities passed upon or endorsed the merits thereof.

(h) Authorization; Enforcement. This Agreement has been duly and validly executed and delivered by United and is a valid and binding agreement of United enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or by other equitable principles of general application.

(i) No Conflicts. The execution, delivery and performance of this Agreement by United and the consummation by United of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which United is bound, or result in a violation of any law, rule, regulation or decree applicable to United, except as would not reasonably be expected to materially and adversely affect United’s power or ability to perform its obligations under the Transaction Documents.

(j) Ownership of Convertible Note. As of the date hereof United is, and as of the Closing Date United shall be the sole owner of the Convertible Note, and the Convertible Note is and shall be owned by the United free and clear of any Liens and United has not made any assignment of its right, title or interest in the Convertible Note that will remain in effect on the Closing Date. Upon delivery to the Company, the Company will have good and marketable title to the Convertible Note, free and clear of any Liens.

(k) No Trading Market. United understands that there is no public trading market for all or any portion of the Senior Note and that none is expected to develop.

(l) Brokers. Neither United nor any of its partners has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or United relating to this Agreement or the transactions contemplated hereby.

ARTICLE III

Conditions to Closing

Section 3.1 Conditions Precedent to the Obligations of United. The obligation hereunder of United to exchange the Convertible Note at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for United’s sole benefit and may be waived by United at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at the Closing Date.

(b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including delivery of the Exchange Consideration and Convertible Note Accrued Interest to United as provided herein.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

(d) NYSE Listing. The Common Shares, and the common shares of beneficial interest issuable upon conversion of the Senior Note, shall have been approved for listing on the New York Stock Exchange.

Section 3.2 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to deliver the Exchange Consideration in exchange for the Convertible Note at Closing is subject to the satisfaction, at or before Closing, of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of United’s Representations and Warranties. The representations and warranties of United shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at the Closing Date.

(b) Performance by United. United shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing, including, without limitation, delivery of the Convertible Note to the Company.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

(d) NYSE Listing. The Common Shares, and the common shares of beneficial interest issuable upon conversion of the Senior Note, shall have been approved for listing on the New York Stock Exchange.

ARTICLE IV

Termination

Section 4.1 Termination. This Agreement, may be terminated by the Company or by United at any time if the Closing shall not have been consummated by the Closing Date.

ARTICLE V

Governing Law; Miscellaneous

Section 5.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

Section 5.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 5.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.4 Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between United, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor United makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and United, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 5.5 Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if (i) hand delivered, or (ii) sent by (A) certified or registered United States mail, postage prepaid, (B) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (C) telecopier (confirmed electronically), in any case addressed as follows (or to such other address or person as a party shall designate from time to time by notice to the other party):

If to the Company:
RAIT Financial Trust Cira Centre 2929 Arch Street
Philadelphia, PA 19104
Telephone: Facsimile: Attention:	(215) 243-9032 (215) 243-9039 Jack Salmon

If to United:
United Equities Commodities Company
c/o Mr. Moses Marx 160 Broadway New York, NY 10038 Telephone:	(212) 349-2875
Facsimile:	(212) 227-3208

A Notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; in the case of expedited prepaid delivery, upon the first attempted delivery on a business day; or in the case of telecopier, on the date confirmed electronically.

Section 5.6 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement, the Senior Note nor the other Transaction Documents may be transferred to any person which is not an accredited investor, and a qualified purchaser, as such terms are used in Section 2.2 (a) of this Agreement and a “qualified institutional buyer” as such term is defined in Rule 144A under the 1933 Act, and that any such transfer must otherwise comply with the indentures and other agreements pursuant to which any collateral securing the Senior Note was issued unless the Senior Note is no longer secured by any such collateral.

Section 5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 5.8 Survival. The representations, warranties and agreements of the Company and the Seller contained in the Agreement shall survive the Closing.

Section 5.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.11 United’s Fees. The Company shall pay all legal fees and related expenses in excess of the aggregate amount of $25,000 incurred by United in connection with the negotiation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and thereby.

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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:	UNITED:
RAIT FINANCIAL TRUST By: /s/ Jack Salmon	UNITED EQUITIES COMMODITIES COMPANY By: /s/ Philippe Katz

Name: Jack Salmon Title: Chief Financial Officer	Name: Philippe Katz Title: Partner